UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of

the Securities Exchange Act of 1934

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SPECTRASCIENCE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INFORMATION STATEMENT

OF

SPECTRASCIENCE, INC.

11568-11 Sorrento Valley Road

San Diego, CA 92121

Dated __________, 2016

THIS INFORMATION STATEMENT IS BEING PROVIDED

TO YOU BY THE BOARD OF DIRECTORS OF

SPECTRASCIENCE, INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT HAVE ALREADY BEEN APPROVED BY OUR STOCKHOLDERS. A VOTE OF THE REMAINING STOCKHOLDERS IS NOT NECESSARY.

This Information Statement is being furnished to the stockholders of record of SpectraScience, Inc., a Minnesota corporation (the “Company”), in connection with the authorization of the corporate action described below by the Company’s Board of Directors on May 16, 2016, and the approval of such corporate action by the written consent, taken as of August 8, 2016, of those stockholders of record of the Company entitled to vote the majority of the aggregate shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) totaling 673,176,881 voting shares, and the holders of Series AA Super Voting Stock outstanding on such date totaling 3,000,000,000 voting shares. Stockholders holding in the aggregate 3,000,000,000 shares of Common Stock and Series AA Super Voting Stock (81% of the voting stock outstanding as of August 8, 2016) (the “Consenting Stockholders”) approved the corporate action described below. Accordingly, this Information Statement is furnished solely for the purpose of informing the stockholders of record of the Company, in the manner required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of this corporate action before it takes effect.

The Board and Consenting Shareholders have approved an Amendment to the Company’s Amended and Restated Articles of Incorporation, a copy of which is attached hereto as Appendix A (the “Amendment”) to increase the number of authorized shares of Capital Stock of the Company to 1,250,000,000 as more fully described below.

The reasons for, and general effect of, the Amendment is described below in “Approval of the Amendment.”

This Information Statement is first furnished to the stockholders of record of the Company as of the record date of August 8, 2016 on or about August __, 2016, and the Amendment shall not become effective until at least 20 days thereafter.

APPROVAL OF THE AMENDMENT

AMENDMENT OF THE AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK FROM 750,000,000 TO 1,250,000,000, CONSISTING OF AN INCREASE IN AUTHORIZED SHARES OF COMMON STOCK FROM 746,000,000 TO 1,246,000,000

On May 16, 2016, the Board of Directors voted to submit to the Company’s shareholders a proposal to amend the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of capital stock from 750,000,000 to 1,250,000,000, consisting of an increase in authorized shares of common stock from 746,000,000 to 1,246,000,000.

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The text of the amendment to the Amended and Restated Articles of Incorporation increasing the number of authorized shares of capital stock from 750,000,000 to 1,250,000,000, consisting of an increase in authorized shares of common stock from 746,000,000 to 1,246,000,000 is attached to this information statement as Appendix A.

The Amended and Restated Articles of Incorporation previously authorized the Company to issue an aggregate of 750,000,000 shares of capital stock, consisting of 746,000,000 shares of common stock, $.01 par value per share (the “Common Stock”); 2,585,000 shares of Series B Preferred Stock, $.01 par value per share (the “Series B Preferred Stock”; 500,000 shares of Series C Preferred Stock, $.01 par value per share (the “Series C Preferred Stock”); 3,000 shares of Series AA Super Voting Stock, $.01 par value per share (the Series AA Super Voting Stock”); and 912,000 undesignated shares of capital stock, undesignated par value per share (the “Undesignated Stock”). The undesignated Stock may be issued in one or more series as determined from time to time by the Board of Directors.

As of June 30, 2016, 673,176,881 shares of common stock were issued and outstanding, 3,085,000 shares of preferred stock were issued and outstanding, 3,000 shares of Super Voter Stock were issued and outstanding (each share eligible to vote the equivalent of 1,000,000 shares of common stock), and 21,912,000 undesignated shares were authorized but not issued and outstanding. In addition, approximately 132,875,170 shares of common stock have been reserved for issuance pursuant to common stock purchase warrants, 247,559,219 shares of common stock have been reserved for issuance upon the conversion of Convertible Debentures and 34,168,800 shares of common stock reserved under equity incentive arrangements. As a result, the Company had a deficit of approximately 340,865,070 shares of common stock that are not issued and outstanding but are committed for issuance. The Board desired to increase the number of authorized shares of capital stock to ensure it has the necessary capital stock to pursue equity financing that will enable the Company to continue operations, and provide the flexibility to promptly take advantage of any strategic opportunities, raise additional working capital, grant equity awards to officers, employees, directors, and consultants as may be desirable in the future, and evidence the Company’s commitment to growth. Because of the need for additional growth capital, without the authorization of additional authorized shares of common stock, it would have been unlikely that the Company would have been able to continue to implement its commercialization plan, conduct near-term operations, or continue as a going concern.

The common stock authorized will have rights identical to our previous common stock. Our shareholders have no preemptive rights with respect to the common stock. The additional authorized shares will be available for issuance from time to time at the discretion of the Board without further action by the shareholders, except where shareholder approval is required by law, by regulatory authorities or to obtain favorable tax treatment for certain employee benefit plans. Thus, additional shares of common stock might be issued at times and under circumstances that will have a dilutive effect on earnings per share and on the equity ownership of the present holders of our common stock.

An increase in the number of authorized shares of common stock could, under certain circumstances, be construed as having an anti-takeover effect (for example, by diluting the stock ownership of a person seeking to affect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the company with another company). We are not proposing the increase in authorized shares in response to, and we have no knowledge of, any effort to accumulate our stock or to obtain control of the Company by means of a merger, tender offer or solicitation in opposition to management. In addition, we do not have any present plan or intention to issue any existing or additional authorized shares of our common stock as part of a merger transaction or acquisition.

DISSENTERS RIGHTS OF APPRAISAL

There are no dissenter’s rights of appraisal applicable to this action to adopt the Amendment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANGAGEMENT

The following table shows as of March 29, 2016, the stock ownership of (i) all persons known by us to be beneficial owners of more than five percent of our outstanding shares of Common Stock, (ii) each director and each nominee for election as a director, (iii) the Named Executive Officers (as defined above in the section titled “Executive Compensation”), and (iv) all current directors and executive officers as a group.

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Beneficial ownership of the Common Stock is determined in accordance with the rules of the SEC and includes any shares of Common Stock over which a person exercises shared or sole voting or investment powers, or of which a person has a right to acquire ownership at any time within 60 days of March 29, 2016. Except as otherwise indicated, and subject to applicable community property laws, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock held by them. Applicable percentage ownership in the following table is based on 667,513,791 shares of Common Stock outstanding as of March 29, 2016, plus for each individual, any securities that individual has the right to acquire within 60 days of March 29, 2016.

Unless otherwise indicated below, the address of each principal shareholder is c/o SpectraScience, Inc., 11568-11 Sorrento Valley Road, San Diego, California 92121.

Name of Beneficial Owner	Amount of Benefical	Percent of
	Ownership (1)	Ownership

Sheldon L. Miller (2)(10)	4,727,743	*
Michael P. Oliver (3)(11)(10)	8,230,241	1.2%
Stanley Pappelbaum M.D. (4)(10)	1,443,438	*
Mark McWilliams (5)(10)	1,971,616	*
F. Duwaine Townsen (6)(10)	1,000,187	*
Lowell W. Gifhorn (7) (11)	1,500,000	*
Rand Mulford (8)	400,000	*

All officers and directors as a group (9) (7 persons)	19,273,225	2.8%

*	Less than 1%

(1)

Beneficial ownership is determined in accordance with Rule 13d-3(a) of the Securities Exchange Act of 934 and generally includes voting or investment power with respect to securities. Except as indicated by ootnotes and subject to community property laws, where applicable, the person named above has sole oting and investment power with respect to all shares of the Common Stock shown as beneficially owned y him or her.

(2)	Includes 993,438 shares which may be acquired upon exercise of options which are currently exercisable or which become exercisable within 60 days of March 29, 2016.

(3)	Includes 8,181,241 shares which may be acquired upon the exercise of options which are currently exercisable or which become exercisable within 60 days of March 29, 2016.

(4)	Includes 1,393,438 shares which may be acquired upon the exercise of options which are currently exercisable or which become exercisable within 60 days of March 29, 2016.

(5)

Includes 468,987 shares which may be acquired upon the exercise of options which are currently exercisable or which become exercisable within 60 days of March 29, 2016. Also includes warrants to purchase 162,697 shares of Common Stock.

(6)	Includes 1,000,187 shares which may be acquired upon the exercise of options which are currently exercisable or which become exercisable within 60 days of March 29, 2016.

(7)	Includes 1,500,000 shares which may be acquired upon the exercise of options which are currently exercisable or which become exercisable within 60 days of March 29, 2016.

(8)	Includes 200,000 shares which may be acquired upon the exercise of options which are currently exercisable or which become exercisable within 60 days of March 29, 2016.

(9)

Includes 13,737,291 shares which may be acquired upon the exercise of options which are currently exercisable or which become exercisable within 60 days of March 29, 2016. Also includes warrants to purchase 162,697 shares of Common Stock.

(10)	Director

(11)	Executive Officer

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Appendix A

AMENDMENT TO

AMENDED AND RESTATED ARTICLES OF INCORPORATION OF

SPECTRASCIENCE, INC.

SpectraScience, Inc., a corporation organized and existing under the laws of the State of Minnesota (the “Company”), hereby certifies as follows:

The members of the Board of Directors have adopted a resolution amending Section 2.01 of the Amended and Restated Articles of Incorporation of the Company, and the Shareholders of the Company have voted to approve such amendment, such that Section 2.01 of the Amended and Restated Articles of Incorporation now reads in its entirety as follows:

“2.01) Numbers and Classes of Shares. This Corporation shall have the authority to issue an aggregate of 1,250,000,000 shares of capital stock, consisting of 1,246,000 shares of common stock, $.01 par value per share (the “Common Stock”); 2,585,000 shares of Series B Preferred Stock, $.01 par value per share (the “Series B Preferred Stock”; 500,000 shares of Series C Preferred Stock, $.01 par value per share (the “Series C Preferred Stock”); 3,000 shares of Series AA Super Voting Stock, $.01 par value per share (the Series AA Super Voting Stock”); and 912,000 undesignated shares of capital stock, undesignated par value per share (the “Undesignated Stock”). The undesignated Stock may be issued in one or more series as determined from time to time by the Board of Directors. Any series authorized for issuance by the Board of Directors may be senior to the Common Stock with respect to any distribution (as such term is defined in Section 302A.011, Subd. 10, Minnesota Statutes) if so designated by the Board of Directors upon issuance of the shares of that series. The Board of Directors is hereby granted the express authority to fix by resolution any other designations, powers, preferences, rights (including voting rights), qualifications, limitations or restrictions with respect to any particular series created from the Undesignated Stock prior to issuance thereof.”

This amendment has been approved pursuant to Minnesota Statutes, Chapter 302A. I certify that I am authorized to execute this amendment and I further certify that I understand that by signing this amendment, I am subject to the penalties of perjury as set forth in Section 609.48 as if I had signed this amendment under oath.

Dated: August 8, 2016

SPECTRASCIENCE, INC.

/s/ Lowell W. Giffhorn

Lowell W. Giffhorn, Secretary and Chief Financial Officer

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